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                                  EXHIBIT 21.1


List of Registrant's Subsidiaries


                                                             State of
Name of Subsidiary                                        Incorporation
------------------                                     --------------------
Winston Furniture Company of Alabama, Inc.                  Alabama
Loewenstein, Inc.                                           Florida
Tropic Craft, Inc.                                          Florida
Texacraft, Inc.                                             Texas
Winston Properties, Inc.                                    Alabama